UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2006

ALTON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-118077	68-0542002
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 275-6519 fax: (604) 275-630
(Address and telephone number of principal executive office)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

AMENDMENT TO OPTION AND ROYALTY AGREEMENT FOR MAUN LAKE MINERAL CLAIMS

Although the Phase I Exploration Program on the Maun Lake Mining Claims Property did not return the results we were initially seeking, the Board of Directors sought an amendment to the Option to Purchase and Royalty Agreement (the “Agreement”) entered into between the Corporation and R. T. Heard dated May 07, 2004, as amended June 30, 2005. We sought to extend the time permitted for completion of phase II of the planned three-phase exploration program so as to allow the Corporation more time to both make a decision on moving forward with the project and to continue to seek avenues of capital raising for the next phase and for further acquisitions.

As a result, the Agreement has been extended such as to continue the June 30, 2006 deadline for the completion of the second phase of the exploration program from June 30, 2006 to December 31, 2007 and to extend all subsequent dates by at least one year.

We continue to seek avenues to raise capital to continue with the exploration program. At the same time, we are seeking additional projects or other business opportunities.

Item 9.01 Financial Statements and Exhibits

Exhibit No. 99.1	News Release dated September 15, 2006 regarding the extension of the Option to Purchase and Royalty Agreement on the Maun Lake mineral claims in north-western Ontario.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Brian C. Doutaz”	President, Chief Executive Officer (Principal Executive Officer), Secretary and a member of the Board of Directors	September 15, 2006

EXHIBIT INDEX

Exhibit No. 99.1	News Release dated September 15, 2006 regarding the extension of the Option to Purchase and Royalty Agreement on the Maun Lake mineral claims in north-western Ontario.